Exhibit 10.5

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

This First Amendment to Office Lease Agreement (“Amendment”) is made this 1st day of July, 2017, and is by and between RJ EQUITIES LP, a Pennsylvania limited partnership (“Landlord”), and COGNITION THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

Article I- AMENDMENT OF BASIC TERMS

The parties, intending to be legally bound, do hereby agree to the amendment, ratification and restatement of certain terms of the Lease (as defined below) as follows:

a)	Lease:	That certain Office Lease Agreement dated January 20, 2015, as amended by this Amendment.
b)	Premises:

Suites 261, 263, and certain shared lab space all of which is located on the second floor of the commercial building (the “Building”) situated at 2403 Sidney Street, Pittsburgh, PA 15203 (the “Development”), and all as more particularly described in the Lease.

c)	Term:	The term of the Lease is hereby extended from February 1, 2018, until June 30, 2020 (the “Extended Term”). Any reference in the Lease to the Termination Date shall hereafter mean June 30, 2020.
d)	Base Rent:	Base Rent during the Extended Term shall be Seven Thousand One Hundred Three and 17/100ths Dollars ($7,103.17) per month.
e)	Options:

The parties hereby acknowledge and agree that Article 3(c) of the Lease is hereby deleted in its entirety-the intent being that Tenant shall have no further extension options to extend the term of the Lease.

f)	Defaults:

The parties acknowledge and agree that the following shall constitute a default under the Lease: “a default or breach by Tenant beyond the expiration of applicable notice and/or cure periods under any other lease with Landlord in connection with the Building”.

g)	Sublease:

Landlord has consented to the subleasing by Tenant, as sublessor, to Sharp Edge Labs, Inc. (the “Sublessee”) of a portion of the lab space comprising the Premises, upon the condition that neither anything contained in the sublease nor Landlord’s consent thereto shall (i) release Tenant from any of its liabilities and obligations to Landlord under the Lease, (ii) constitute a novation, (iii) increase or modify Landlord’s obligations under the Lease, or (iv) create any rights or remedies in Sublessee under the Lease itself. It is understood and agreed that Landlord shall have no obligation or liability under the terms of the sublease.

Article II - TENANT REPRESENTATION

By the execution of this Amendment, Tenant represents and warrants to Landlord as follows as of the date hereof:

a)	That the Lease is in full force and effect and that, to Tenant’s knowledge, there are no Landlord defaults and that the Lease has not been assigned, modified, supplemented or amended (except as expressly set forth above).

b)	That there are no defenses or offsets against the Landlord’s enforcement of the Lease that may be claimed by Tenant.

Article III - MISCELLANEOUS

a)	Landlord and Tenant each represents and warrants to the other that it has had no dealings, negotiations or consultations with respect to the Premises, this Amendment or the transactions contemplated under the Lease with any broker or finder, except that Landlord was represented by TARQUINCoRE LLC (the “Broker”). Landlord shall pay all commissions and fees, if any, due to Broker in connection with this Amendment.

b)	Except as expressly modified by this Amendment, all other terms and provisions of the Lease shall remain in full force and effect. Tenant accepts the Premises in its current “as- is, where-is” condition. All capitalized terms used herein shall have the meaning ascribed to such term in the Lease unless otherwise defined herein. This Amendment supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease, as amended hereby, contains all of the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof.

c)	This Amendment may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary, the exchange of copies of this Amendment and signature pages by electronic transmission shall constitute effective execution and delivery of this Amendment for all purposes, and signatures of the parties hereto transmitted electronically shall be deemed to be their original signature for all purposes.

d)	Landlord and Tenant each represents and warrants to the other that the individual signing this Amendment on behalf of such party is duly authorized to execute and deliver this Amendment on behalf of such entity in accordance with the duly adopted authorizing instruments of such entity which have been adopted or approved in accordance with all legal requirements and the internal bylaws, agreements, or other organizing documents of the entity, and that this Amendment is binding upon such entity in accordance with its terms.

e)	Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty made in this Amendment.

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Witness the due execution of this Amendment the date first set forth above.

ATTEST:		COGNITION THERAPEUTICS, INC.

		By:	/s/ Harold T. Safferstein
By:	/s/ Anita Marcocci	Name: Harold T. Safferstein
Anita Marcocci		Title: SVP

WITNESS:		RJ EQUITIES LP

		By:	RD Equities, LLC, its General Partner

By:	/s/ Anita Marcocci	By:	/s/ Ronald J. Tarquinio
Anita Marcocci			Name: Ronald J. Tarquinio
Title: Managing Member